Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:
SatCon Technology Corporation®	Investor Relations
Ralph Norwood	Dave Gentry/Jeff Wadley
Chief Financial Officer	Aurelius Consulting Group
617-897-2400	407-644-4256
www.runonideas.com info@AURCG.com

SATCON TECHNOLOGY REPORTS FY2004 FOURTH QUARTER AND YEAR END RESULTS

Revenues increase by 27% over fiscal year 2003

Boston, MA – December 27, 2004 – SatCon Technology Corporation© (Nasdaq NM: SATC), a developer and manufacturer of electronic power control systems, today reported financial results for its fiscal 2004 fourth quarter and year-end, which ended September 30, 2004.

Revenues for the three months ended September 30, 2004 were $9.2 million as compared to $8.8 million in the same period last year. For the year, revenues totaled $34.2 million in fiscal 2004 compared with $26.9 million in fiscal 2003.  David Eisenhaure, SatCon’s president and chief executive officer, said: “Our revenues for the fiscal year increased by 27% compared to a year ago and our backlog at year end was $24 million, the highest quarterly backlog number that we’ve had since we began reporting quarterly backlog data about two years ago.”

“Our net operating loss totaled $1.5 million for the fourth quarter – an improvement from the $2.2 million recorded in last year’s fourth quarter,” continued Eisenhaure.  “On an operating basis we lost $4 million for the fiscal year.  In fiscal 2003, we had operating losses in excess of $26 million.  That’s a significant improvement and one that we can credit to a substantial increase in our business and a major reduction of our cost structure.”

From an operational standpoint, we have seen great success from our Power Systems group.  $5 million of the $7 million in revenue increases was from Power Systems.  We have also seen modest increases in other divisions as well.  As we look forward to 2005, we see improved sales in all of our markets, including defense systems, electronics, alternative energy, test and measurement and industrial automation.  We are also confident that we can continue to manage our costs, increase our backlog and grow profitably in the future.

“As you read in our recent release we completed an $8 million financing transaction with several unrelated institutional investors.  We intend to use the net proceeds from the financing for general corporate purposes, in particular to support our growth opportunities in 2005 and beyond.  We expect to grow revenues at a double-digit rate in fiscal 2005 versus fiscal 2004 and some of these opportunities, like Rotary UPS sales might require commitment of funds in advance of collecting revenue.  These new funds will allow us to capitalize on these opportunities that we might otherwise not be able to accept.”

About SatCon Technology Corporation

SatCon Technology Corporation manufactures and sells power Control products for critical military systems, alternative energy applications and in high-reliability industrial automation.  Products include inverter electronics from 5 kilowatts to 5 megawatts; power switches; and hybrid microcircuits for industrial, medical, military and aerospace applications.  SatCon also develops and builds digital power electronics and high-efficiency machines and control systems for a variety of defense applications.  For further information, please visit the SatCon website at www.satcon.com.

Statements made in this document that are not historical facts or which apply prospectively are forward-looking statements that involve risks and uncertainties.  These forward-looking statements are identified by the use of terms and phrases such as “believes,” “expects,” “plans,” “anticipates” and similar expressions.  Investors should not rely on forward looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the Company’s expectation.  There can be no assurance that the company will be successful in achieving any of the objectives that are stated within the release, and such failure to achieve those objectives could have a material, adverse effect on the future of the Company.  Additional information concerning risk factors is contained from time to time in the Company’s SEC filings.  The Company expressly disclaims any obligation to update the information contained in this release.

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SatCon Technology Corporation

Consolidated Statements of Operations

	Three months ended September 30,		Twelve Months ended September 30,
($ in thousands, except per share data)	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
Product revenue	$7,717	$7,056	$26,971	$21,648
Funded research and development revenue	1,483	1,728	7,187	5,282
Total revenue	9,200	8,784	34,158	26,930
Operating expenses:
Cost of product revenue	6,528	6,223	22,373	26,019
Research and development expenses:
Funded research and development expenses	1,771	2,011	5,982	5,038
Unfunded research and development expenses	(2)	65	3	1,492

Total research and development expenses	1,769	2,076	5,985	6,530

Selling, general and administrative expenses	2,307	2,589	9,363	13,564

Amortization of intangibles	112	112	447	505
Write-off of impaired long-lived assets	—	—	—	700

Write-off of impaired goodwill and intangible assets	—	—	—	5,751

Total operating expenses	10,716	11,000	38,168	53,069
Operating loss	(1,516)	(2,216)	(4,010)	(26,139)
Unrealized loss on warrants	(10)	69	(90)	82

Unrealized gain on Series B warrants	—	—	35	—

Unrealized loss on Series B warrants	—	(1,879)	—	(1,879)

Write-down of investment in Beacon Power	—	—	—	(542)
Realized gain from sale of Beacon Power Corporate Common Stock	—	104	—	899
Other income/(expense)	(4)	15	(1)	71
Interest income	3	—	12	5
Interest expense	(73)	(3,293)	(6,905)	(3,978)

Net loss	$(1,600)	$(7,200)	$(10,959)	$(31,481)

Earnings per share, basic and diluted:
Net loss	$(0.06)	$(0.37)	$(0.41)	$(1.72)

Shares used for computing basic and diluted EPS	28,201	19,435	26,834	18,258

SATCON TECHNOLOGY CORPORATION

CONSOLIDATED BALANCE SHEETS

	September 30, 2004	September 30, 2003
ASSETS
Current assets:
Cash and cash equivalents	$1,171,152	$728,415
Restricted cash and cash equivalents	1,011,900	506,776
Accounts receivable, net of allowance of $848,565 and $937,030 at September 30, 2004 and 2003, respectively	6,274,178	5,498,998
Unbilled contract costs and fees	447,405	802,804
Funded research and development expenses in excess of billings	552,768	150,411
Inventory	6,184,672	5,802,120
Prepaid expenses and other current assets	687,083	726,357
Total current assets	16,329,158	14,215,881
Warrants to purchase common stock	7,036	97,490
Property and equipment, net	5,913,211	6,927,411
Goodwill, net	704,362	704,362
Intangibles, net	2,391,193	2,918,188
Other long-term assets	501,634	118,610
Total assets	$25,846,594	$24,981,942

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Bank line of credit	$—	$1,801,869
Current portion of long-term debt	184,177	271,090
Accounts payable	3,823,249	5,967,651
Accrued payroll and payroll related expenses	1,449,349	1,340,244
Other accrued expenses	2,412,409	2,917,176
Accrued contract losses	775,146	387,778
Deferred revenue	2,048,442	2,447,054
Accrued restructuring costs	495,612	495,612
Total current liabilities	11,188,384	15,628,474
Redeemable convertible Series A preferred stock (132.7 shares issued and outstanding; face value: $12,500 per share; liquidation preference: 150%)	—	1,658,750
Redeemable convertible Series B preferred stock (425 shares issued and outstanding; face value $5,000 per share; liquidation preference 100%)	2,125,000	—
Convertible subordinated debentures (Face value: $762,500; liquidation preference: 150%)	—	762,500
Long-term debt, net of current portion	311,178	501,590
Other long-term liabilities	563,372	268,482
Commitments and contingencies (Note L)
Stockholders’ equity:
Common stock; $0.01 par value, 50,000,000 shares authorized; 28,226,010 and 21,023,200 shares issued and outstanding at September 30, 2004 and 2003, respectively	282,261	210,232
Additional paid-in capital	139,208,000	122,792,791
Accumulated deficit	(127,659,993)	(116,701,523)
Accumulated other comprehensive loss	(171,608)	(139,354)
Total stockholders’ equity	11,658,660	6,162,146
Total liabilities and stockholders’ equity	$25,846,594	$24,981,942